UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2016

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ 07702	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 898-6308

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 24, 2016, InterCloud Systems, Inc., a Delaware corporation (the “Company”), received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“NASDAQ”) indicating that NASDAQ has determined that the Company has failed to comply with NASDAQ Listing Rule 5550(b)(1). NASDAQ Listing Rule 5550(b)(1) requires that companies listed on NASDAQ maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 reported stockholders’ equity below the $2,500,000 minimum requirement for continued listing and, as of the date of the Notice, NASDAQ determined that the Company did not meet the alternatives of market value of listed securities or net income from continuing operations.

The Notice provides that the Company has 45 calendar days to submit a plan to regain compliance with NASDAQ’s continued listing requirements. The Company intends to timely submit a plan to regain compliance to NASDAQ and, if the plan is accepted, NASDAQ can grant an exception of up to 180 calendar days from the date of the Notice for the Company to evidence compliance.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

Date: June 30, 2016	By:	/s/ Mark E. Munro
Mark E. Munro Chief Executive Officer

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